EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-96384, 333-06065, 333-32301, 333-60343, 333-42840, 333-91588, 333-114229 and 333-121838), Form S-3 (Nos. 333-11457, 333-36057, 333-46087, 333-86193, 333-49466, 333-64864, 333-102485, 333-118841, 333-125787, 333-121836) and Form S-2 (No. 333-114247) of Cellegy Pharmaceuticals, Inc. of our report dated April 2, 2007 relating to the 2004 and 2005 consolidated financial statements of Cellegy Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania April 2, 2007